Exhibit 10.45a
FIRST AMENDMENT TO EQUIPMENT LEASE AGREEMENT
     This FIRST AMENDMENT TO EQUIPMENT LEASE AGREEMENT (this “Amendment”) is dated November, 2006, and is entered into by and between GK FINANCING, LLC, a California limited liability company (“GKF”), and LEHIGH VALLEY HOSPITAL, a not-for- profit Pennsylvania hospital corporation (“LVH”), with reference to the following facts:
Recitals:
     WHEREAS, GKF and LVH entered into an Equipment Lease Agreement dated May 28, 2003 (the “Lease”), pursuant to which LVH leases from GKF, a Leksell Stereotactic Gamma Unit, Model C with Automatic Positioning System.
     WHEREAS, GKF and LVH desire to amend the Lease as set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Agreement:
     1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.
     2. Lease Payment. In recognition of lower than anticipated reimbursement levels for Procedures, the Lease Payment shall be reduced from the sum of * to the sum of * for each Procedure that is performed on or after the “Effective Date” by LVH or its representatives or affiliated health care entities, irrespective of whether the Procedure is performed on the Equipment or using any other equipment or devices. As used herein, the “Effective Date” shall mean the first day of the month that immediately follows the date of this Amendment.
     3. Compliance with Safe Harbor. GKF and LVH intend that the reduction to the Lease Payment set forth above shall satisfy the requirements of the anti-kickback safe harbor applicable to discounts contained in 42 C.F.R. § 1001.952(h). In furtherance of the foregoing:
          (i) The discount shall be earned based on Procedures performed within a single fiscal year of LVH.
          (ii) LVH must claim the benefit of the discount in the fiscal year in which the discount is earned.
          (iii) LVH must fully and accurately report the discount in its applicable cost report or in its separate claims for payment with the Department of Health and Human Services or a State agency.
          (iv) LVH must provide, upon request by the Secretary of the Department of Health and Human Services or a State agency, the information provided by GKF as specified below.

          (v) GKF shall fully and accurately report the existence of the discount on any invoices or statements submitted to LVH. GKF hereby informs LVH of its obligation to report such discount and to provide the requested information as set forth above in this Section.
     4. Full Force and Effect. Except as amended by this Amendment, all of the terms and provisions of the Lease shall remain in full force and effect.
     5. Entire Agreement. This Amendment, together with the Agreement constitutes the full and complete agreement and understanding between the parties hereto concerning the subject matter hereof.
     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

GKF:		LVH:
GK FINANCING, LLC,		LEHIGH VALLEY HOSPITAL,
a California limited liability company		a not-for-profit Pennsylvania hospital corporation

By:	/s/ Ernest A. Bates, M.D.	By:	/s/ Keith Weinhold

	Ernest A. Bates, M.D.		Keith Weinhold
	President and CEO		Vice President, Cancer Services

		By:	/s/ Stuart Paxton

Stuart Paxton Chief Operating Officer